September 18, 1997




          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, D.C. 20549

               RE:  T. Rowe Price Personal Strategy Funds, Inc.
                    T. Rowe Price Personal Strategy Income Fund
                    T. Rowe Price Personal Strategy Balanced Fund
                    T. Rowe Price Personal Strategy Growth Fund
                    (File Nos.: 811-7173/33-53675)

          Commissioners:

               We are counsel to the above-referenced Registrant which proposes to file, pursuant to paragraph (b) of Rule 485 (the "Rule"), Post-Effective Amendment No. 4 (the "Amendment") to its registration statement under the Securities Act of 1933, as amended.

               Pursuant to paragraph (b)(4) of the Rule, we represent that the Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of the Rule.

                              Sincerely,

                              /s/Shereff, Friedman, Hoffman & Goodman, LLP
                              Shereff, Friedman, Hoffman & Goodman, LLP